Exhibit 10.1

EQUITY

IRADIMED CORPORATION
INCENTIVE STOCK PLAN

1.                                      Purposes

Iradimed Corporation (the “Company”) has adopted this Plan to enhance the concern of the Company’s key employees, officers, directors and consultants in the success of the Company by giving them an ownership interest in the Company, and to give them an incentive to continue their service to the Company.

2.                                      Stock Subject to Plan

The Company shall reserve 862,000 shares of its no par value Common Stock (hereinafter called the “Shares”) to be issued upon exercise of the options which may be granted from time to time under this Plan. As it may from time to time determine, the Board of Directors of the Company (hereinafter called the “Board”) may authorize that the Shares may be comprised, in whole or in part, of authorized but unissued shares of the Common Stock of the Company or of issued shares which have been reacquired. If options granted under this Plan terminate or expire before being exercised in whole or in part, the Shares subject to those options which have not been issued may be subjected to subsequent options granted under the Plan.

3.                                      Administration of the Plan

The Board shall appoint a Stock Option Committee (hereinafter called the “Committee”) which shall consist of not less than two (2) members of the Board, and, at the election of the Board or if the Board consists of less than three directors, may consist of the entire Board, to administer the Plan. Subject to the express provisions of this Plan and guidelines which may be adopted from time to time by the Board, the Committee shall have plenary authority in its discretion (a) to determine the individuals to whom, and the time at which, options are granted, and the number and purchase price of the Shares subject to each option; (b) to determine whether the options granted shall be “incentive stock options” within the meaning of Section 422A of the Internal Revenue Code of 1986 (hereinafter called the “Code”), or non-statutory stock options, or both; (c) to interpret the Plan and prescribe, amend and rescind rules and regulations relating to it; (d) to determine the terms and provisions (and amendments thereof) of the respective option agreements subject to Section 6 of the Plan, which need not be identical, including, if the Committee shall determine that a particular option is to be an incentive stock option, such terms and provisions (and amendments thereof) as the Committee deems necessary to provide for an incentive stock option or to conform to any change in any law, regulation, ruling or interpretation applicable to incentive stock options; and (e) to make any and all determinations which the Committee deems necessary or advisable in administering the Plan. The Committee’s determination on the foregoing matters shall be conclusive. The Committee may delegate any of the foregoing authority to the President with respect to options granted to or which are held by non-officers.

4.                                      Persons Eligible

Options may be granted under the Plan to employees of and consultants to the Company and its subsidiaries, including officers and directors. Employees may be granted either incentive or non-statutory options while consultants may be granted only non-statutory options. Officers and directors shall be deemed to be consultants for the foregoing purposes unless they are also employees. For purposes of this Plan, “employee” shall conform to the requirements of Section 422A of the Code, and “subsidiary” shall mean subsidiary corporations as defined in Section 425 of the Code. An employee who owns more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiaries is referred to herein as a “Principal Shareholder.”

The aggregate fair market value (determined as of the time the option is granted) of the Shares with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year (under all incentive stock option plans of the Company or its parent or subsidiaries) shall not exceed $100,000, nor shall the total number of shares covered by incentive and nonqualified options granted to any person during any twelve months period exceed 400,000 shares, subject to adjustment in accordance with Section 5(a).

5.                                      Changes in Capital Structure

(a)                                 Effect on the Plan. In the event of changes in the outstanding capital stock of the Company by reason of any stock dividend, stock split or reverse split, reclassification, recapitalization, merger or consolidation, acquisition of 80 percent or more of its gross assets or stock, reorganization or liquidation, the Committee and/or the Board shall make such adjustments in the aggregate number and class of shares available under the Plan as it deems appropriate, and such determination shall be final, binding and conclusive.

(b)                                 Effect on Outstanding Options.

(i)                                     Stock Splits and Like Events.

Should a stock dividend, stock split, reverse stock split, reclassification, or recapitalization occur, then the Committee and/or the Board shall make such adjustments in (i) the number and class of shares to which optionees will thereafter be entitled upon exercise of their options and (ii) the price which optionees shall be required to pay upon such exercise as it in its sole discretion in good faith deems appropriate, and such determination shall be final, binding and conclusive. Notwithstanding the foregoing, such adjustment shall have the result that an optionee exercising an option subsequent to such occurrence would pay the same aggregate exercise price to exercise the entire option and would then hold the same class and aggregate number of shares as if such optionee would have exercised the outstanding option immediately prior to such occurrence.

(ii)                                  Recapitalizations; Assumption of Options.

(A)                               Definition of “Event”.

An “Event” shalt mean the occurrence of any of the following transactions:

(I)                                   a merger or consolidation in which the Company is the surviving corporation if Company shareholders as a result of the merger or consolidation receive stock of another corporation and/or property in exchange for their Company shares or any merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the shareholders of the Company and the options granted under this Plan are assumed by the successor corporation, which assumption shall be binding on all optionees);

(II)                              a dissolution or liquidation of the Company;

(III)                         the sale of substantially all of the assets of the Company; or

(IV)                          any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the shareholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company).

(B)                               Effect of “Event”.

Upon the consummation of an Event, the Board shall make arrangements which shall be binding upon the holders of unexpired options then outstanding under this Plan as the Board, in its sole discretion, in good faith determines to be in the best interests of the Company, which determination shall be final and conclusive. The possible arrangements include, but are not limited to, the substitution of new options for any portion of such unexpired options, the assumption of any portion of such unexpired options by any successor to the Company or its affiliate, the acceleration of the expiration date of any portion of such unexpired options to a date not earlier than thirty (30) days after notice to the optionee, or the cancellation of such portion in exchange for the payment by any successor to the Company or its affiliate of deferred compensation to the optionee. Such deferred compensation may (but need not) be in an amount equal to the difference between the fair market value of the Shares subject to such unexpired portion and the aggregate exercise price of the Shares under the terms of such unexpired portion on the date of the Event and may (but need not) be paid in installments which correspond to the vesting schedule of the unexpired option. The Board shall not be obligated to arrange such substitution or assumption to comply with Section 425(a) of the Code or to accelerate the exercisability of a portion of an option when it accelerates the expiration date of such portion. The Board may but need not treat all options in a like manner.

(C)                               Company Acquisitions.

The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either (i) granting an option under the Plan in substitution of such other company’s award, or (ii) assuming such award as if it had been granted under the Plan if the terms of such assumed award could be applied to an option granted under the PIan. Such substitution or assumption shall be permissible if the holder of the substituted or assumed option would have been eligible to be granted an option under the Plan if the other company had applied the rules of the Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award shall remain unchanged (except that the exercise price and the number and nature of shares issuable upon exercise of any such option will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new option rather than assuming an existing option, such new option may be granted with a similarly adjusted exercise price.

6.                                      Terms and Conditions of Options

Each option granted under this Plan shall be evidenced by a stock option agreement (hereinafter called “Agreement”) which is not inconsistent with this Plan, and the form of which the Committee and/or Board may from time to time determine, provided that the Agreement shall contain the substance of the following:

(a)                                 Option Price.  The Purchase Price of Shares subject to an Option shall be established by the Board and set forth in a Notice of Stock Option Grant. The Purchase Price of Shares subject to an Incentive Stock Option shall not be less than 100% of the Fair Market Value (110% for a Principal Shareholder) on the date the Option is granted. If required by applicable law, including, without limitation, the corporations code of each of Oklahoma and Florida, or the regulations thereunder, the Purchase Price of Shares subject to a Nonstatutory Stock Option shall not be less than 85% of the Fair Market Value (110% for a Principal Shareholder) on the date the Option is granted. In no event shall the Purchase Price be less than the par value of a Share. The Purchase Price shall be payable in a form described in Section 6(b). Notwithstanding the foregoing, an Option may be granted with a Purchase Price lower than that prescribed in this Section 6(a) if the Option grant is attributable to the issuance or assumption of an option in a transaction to which Section 424(a) of the Code applies.

(b)                                 Method of Exercise.  At the time of purchase, Shares purchased under options shall be paid for in full either (i) in cash, (ii) at the discretion of the Board, with a promissory note secured by the Shares purchased, (iii) at the discretion of the Committee and/or Board, with outstanding stock of the Company at such value as the Board shall determine in its sole discretion to be the fair market value of such stock, or (iv) a combination of promissory note (if permitted pursuant to (ii) above), stock (if permitted pursuant to (iii) above), and/or cash. If outstanding stock is used as payment and such stock was acquired upon prior exercise of an option granted under this Plan, then such stock must have been held by the optionee for at Ieast one year subsequent to such prior exercise and two years subsequent to the grant of the prior exercised option. To the extent that the right to purchase Shares has accrued under an option, the optionee may exercise said option from time to time by giving written notice to the Company stating the number of Shares with respect to which the optionee is exercising the option, and submitting with said notice payment of the full purchase price of said Shares either in cash or, at the discretion of the Board and/or Committee as described above, with a promissory note, outstanding stock of the Company, or a combination of cash, promissory note, and/or such stock. As soon as practicable after receiving such notice and payment, the Company shall issue, without transfer or issue tax to the optionee (or other person entitled to exercise the option), and at the main office of the Company or such other place as shall be mutually acceptable, a certificate or certificates representing such Shares out of authorized but unissued Shares or reacquired Shares of its capital stock, as the Board and/or Committee, or its delegate, may elect, for the number of Shares to be delivered. The time of such delivery may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with such procedures as may, in the opinion of counsel to the Company, be desirable in view of federal and state laws, including corporate securities laws and revenue and taxation laws. If the optionee (or other person entitled to exercise the option) fails to accept delivery of any or all of the number of Shares specified in such notice upon tender of delivery of the certificates representing them, the right to exercise the option with respect to such undelivered Shares may be terminated.

(c)                                  Option Term. The Committee and/or Board may grant options for any term, but shall not grant any options for a term longer than ten (10) years from the date the option is granted (except in the case of an incentive option granted to a Principal Shareholder in which case the term shall be no longer than five (5) years from the date the option is granted). Each option shall be subject to earlier termination as provided in this section 6 of this Plan.

(d)                                 Exercise of Options. Each option granted under this Plan shall be exercisable on such date or dates, upon or after the occurrence of certain events, or upon or after the achievement of certain performance milestones (which occurrences or achievements may be waived in whole or in part or extended at the discretion of the Committee and/or Board) and during such period and for such number of Shares as shall be determined by the Committee and/or Board. [Provided, however, for so long as the Company is relying upon Oklahoma [corporations code] section [ ] and/or Florida [corporations code] section [ ] for exemption from qualification under each the Oklahoma and Florida Blue Sky law, and for so long as required by said Sections [ ] and/or [ ] or regulations implementing either, each option, unless granted to an officer, director or consultant of the Company, or else is not offered or sold in either Florida or Oklahoma, as defined in Oklahoma [corporations code] Section [ ] and/or Florida [corporations code] section [ ], shall nevertheless become exercisable as to not less than [twenty percent (20%)] of the Shares subject to the option per year elapsed from the date of the grant.] If an option becomes exercisable upon the occurrence of certain events or achievements of certain performance milestones subject to the proviso above, the option may not be exercised unless the Committee and/or Board shall determine and notify the optionee in writing that such events have occurred or that such performance milestones have been achieved. An incentive option granted to a non-officer may not be exercised at any time unless the optionee shall have continuously served, to the extent determined by the Committee and/or Board, as an employee of the Company or its subsidiary throughout a period commencing at the date an option is granted and ending no more than three (3) months and no less than thirty (30) days before an attempted exercise of the option, and, if applicable, unless the Committee and/or Board shall determine and notify the optionee in writing that certain events have occurred or certain performance milestones have been achieved.

(e)                                  Nonassignability of Option Rights.  No option shall be assignable or transferable by the optionee except by will or by the laws of descent and distribution. During the life of an optionee, the option shall be exercisable only by the optionee.

(f)                                   Effect of Termination of Employment or Death or Disability. In the event the optionee’s employment with the Company or its subsidiaries ceases, as determined by the Committee during the optionee’s life for any reason, including retirement, any incentive option or unexercised portion thereof granted to a non-officer optionee which is otherwise exercisable shall terminate unless exercised within a period not to exceed three (3) months nor to be less than thirty (30) days of the date on which such employment ceased but not later than the date of expiration of the option period.

In the event of the death or disability (as defined in Code Section 22(e)(3)) of the optionee while employed or within a period not to exceed three months nor to be less than thirty (30) days of the date on which such employment ceases, any option or unexercised portion thereof granted to the optionee, if otherwise exercisable by the optionee at the date of death or disability, may be exercised by the optionee (or by the optionee’s personal representatives, heirs or legatees) at any time prior to the expiration of one year from the date of death or disability of the optionee but not later than ten (10) years from the date of grant of such option except that, in the case of an incentive option granted to a Principal Shareholder, not later than five years from the date of grant of such option.

In the event of the disability (as defined in the Americans with Disabilities Act, but not as defined in Code Section 22(e)(3)) of the optionee while employed or within a period not to exceed three months nor to be less than thirty (30) days of the date on which such employment ceases, any option or unexercised portion thereof granted to the optionee, if otherwise exercisable by the optionee at the date of disability, may be exercised by the optionee (or by the optionee’s personal representatives, heirs or legatees) at any time prior to the expiration of one year from the date of disability of the optionee but not later than ten (10) years from the date of grant of such option except that, in the case of an incentive option granted to a Principal Shareholder, not later than five years from the date of grant of such option. The fact that the company permits the optionee to exercise the option subsequent to ninety (90) days after the termination of such employment shall not give rise to any implication (or be admissible as evidence in any proceeding as an admission or evidence) that the optionee was disabled as defined by state law or the Americans with Disabilities Act, that the optionee was unable to perform the optionee’s job functions, that the optionee’s employment was terminated because the optionee could not perform the optionee’s job functions, or that the Company has not made reasonable efforts to accommodate any disability which optionee may have had. If the optionee and the Company can not agree as to whether the optionee is disabled, they shall both appear before the Committee which shall make such determination which shall be final, binding, and conclusive on the optionee and the Company. Optionee understands that if optionee is disabled but not as defined in Code Section 22 (e) (3), then ninety (90) days after termination of employment any incentive stock option converts to a non-statutory stock option and upon any exercise of the option thereafter Federal (and possibly state) income tax will be due and on any difference between the then fair market value of the option shares and their exercise price.

(g)                                  Rights of Optionee. The optionees shall have no rights as a stockholder with respect to any Shares subject to an option until the date of issuance of a stock certificate to the optionee for such Shares. No adjustment shall be made for dividends or other rights of which the record date is prior to the date such stock certificate is issued. Neither this Plan, nor any action or agreement thereunder, shall confer any rights of employment, any rights to election or retention as an officer or director, or any rights to serve as a consultant.

(h)                                 Tax Withholding. To the extent required by applicable law, the Company shall withhold from the pay of an optionee any taxes required to be withheld upon exercise of an option. The Company may instead at its discretion require that the taxes be paid to the Company concurrently with the exercise of the option as a condition to the exercise of the option. The Company, at the discretion and upon the approval of the Board, may permit the optionee to pay some or all of the taxes by tendering to the Company outstanding shares of the Company’s stock held by the optionee, meeting the same criteria and valued in the same manner as stock tendered to pay the exercise price as set forth in Section 6(d) above, or by reducing at the optionee’s instructions, the number of shares to be issued upon exercise of the option, with such shares similarly valued.

(i)                                     Restrictions of Shares. To the extent required by the Company’s bylaws, the Board, and/or the Committee, shares of Stock issued upon exercise of options shall be subject to a right of first refusal, a right to repurchase upon termination of employment, market stand-off requirements in the event of a public offering of stock, and the right to require execution of a non-disclosure agreement prior to being shown certain information concerning the Company.

7.                                      Use of Proceeds

The proceeds from the sale of stock pursuant to options granted under the Plan shall constitute general funds of the Company.

8.                                      Amendment of Plan

The Board of Directors may at any time amend the Plan, provided that no amendment may affect any then outstanding options or any unexercised portions thereof, and provided further that any such amendment increasing the number of Shares reserved under the Plan, altering the employees or class of employee eligible to be granted incentive stock options under the Plan, causing options granted to employees and intended to be incentive options under the Plan not to qualify as “incentive stock options” under Section 422A of the Code, or amending this Section 8 shall be subject to shareholder approval.

9.                                      Financial Information

Whenever the Company provides financial statements, whether audited or unaudited, to all of its shareholders as a group, the Company shall concurrently provide each optionee with a copy of such financial statements. Notwithstanding the foregoing, the Company shall provide each optionee at the end of its fiscal year with a copy of its financial statements for such fiscal year, either audited or unaudited, within ninety (90) days after the end of such fiscal year if such person is then an optionee. In connection with such provision, the Company may require the optionee to enter into a nondisclosure agreement; provided, however, that such nondisclosure agreement may not contain provisions which are more stringent than those the Company imposes on its shareholders which are also receiving the financial statements.

10.                               Effective Date and Termination of Plan

This Plan was adopted by the Board of Directors on February 1, 2005, and approved by the shareholders on February 1 2005. The Board may terminate this Plan at any time. If not earlier terminated, this Plan shall terminate on February 1, 2015.

This Plan, the granting of any option hereunder, and the issuance of stock upon the exercise of any option, shall be subject to such approval or other conditions as may be required or imposed by any regulatory authority having jurisdiction to issue regulations or rules with respect thereto, including the securities laws of various governmental entities.